Exhibit 99.1

FOR IMMEDIATE RELEASE:

December 1, 2023

NiSource Inc. Announces the Settlement Rate for the Purchase Contract Component of its 2021 Equity Units Offering

MERRILLVILLE, Ind. – NiSource Inc. (NYSE: NI) (“NiSource”) announced today the settlement rate of the purchase contracts that form part of its Series A Corporate Units (the “Corporate Units”), originally issued on April 19, 2021 as part of NiSource’s equity units (“2021 Equity Units”). Each holder of a Corporate Unit will receive 3.9295 shares (the “Settlement Rate”) of NiSource common stock with cash to be paid in lieu of any fractional share. The Settlement Rate was determined based upon the per-share daily volume weighted average of NiSource’s common stock over a consecutive 40-day trading period ending on November 29, 2023.

Pursuant to the terms of the 2021 Equity Units, as of December 1, 2023, each holder of Corporate Units will be deemed to have automatically delivered the related Series C Mandatory Convertible Preferred Stock that are components of the Corporate Units to NiSource in full satisfaction of such holder’s obligations under the related purchase contracts. On December 1, 2023, (i) each holder of a Corporate Unit will receive 3.9295 shares of the NiSource’s common stock (Bloomberg Ticker: NI) under the purchase contract component of the Corporate Units, with cash to be paid in lieu of any fractional share, (ii) NiSource will retire and cancel the Series C Mandatory Convertible Preferred Stock and such Series C Mandatory Convertible Preferred Stock will cease to exist and (iii) NiSource will voluntarily delist the Corporate Units (Bloomberg Ticker: NIMC) from the New York Stock Exchange.

About NiSource

References in this press release to “NiSource” refer to NiSource Inc. and “we,” “us” or “our” refer collectively to NiSource and its subsidiaries.

NiSource Inc. (NYSE: NI) is one of the largest fully-regulated utility companies in the United States, serving approximately 3.2 million natural gas customers and 500,000 electric customers across six states through its local Columbia Gas and NIPSCO brands. Based in Merrillville, Indiana, NiSource’s approximately 7,500 employees are focused on safely delivering reliable and affordable energy to our customers and communities we serve. NiSource is a member of the Dow Jones Sustainability Index - North America. NI-F

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FOR ADDITIONAL INFORMATION

Media	Investors
Lynne Evosevich	Christopher Turnure
Corporate Media Relations	Director, Investor Relations
(724) 288-1611	(614) 404-9426
levosevich@nisource.com	cturnure@nisource.com

Forward-Looking Statements

This press release contains “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements in this press release include, but are not limited to, statements concerning the issuance of shares of common stock at the established settlement rate, our plans, strategies and objectives, and any and all underlying assumptions and other statements that are other than statements of historical fact. Investors and prospective investors should understand that many factors govern whether any forward-looking statement contained herein will be or can be realized. Any one of those factors could cause actual results to differ materially from those projected. Expressions of future goals and expectations and similar expressions, including “may,” “will,” “should,” “could,” “would,” “aims,” “seeks,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “predicts,” “potential,” “targets,” “forecast,” and “continue,” reflecting something other than historical fact are intended to identify forward-looking statements. All forward-looking statements are based on assumptions that management believes to be reasonable; however, there can be no assurance that actual results will not differ materially.

Factors that could cause actual results to differ materially from the projections, forecasts, estimates and expectations discussed in this press release include, but are not limited to, our ability to execute our business plan or growth strategy, including utility infrastructure investments; potential incidents and other operating risks associated with our business; our ability to adapt to, and manage costs related to, advances in, or failures of, technology; impacts related to our aging infrastructure; our ability to obtain sufficient insurance coverage and whether such coverage will protect us against significant losses; the success of our electric generation strategy; construction risks and natural gas costs and supply risks; fluctuations in demand from residential and commercial customers; fluctuations in the price of energy commodities and related transportation costs or an inability to obtain an adequate, reliable and cost-effective fuel supply to meet customer demands; the attraction and retention of a qualified, diverse workforce and ability to maintain good labor relations; our ability to manage new initiatives and organizational changes; the actions of activist stockholders; the performance of third-party suppliers and service providers; potential cybersecurity attacks; increased requirements and costs related to cybersecurity; any damage to our reputation; any remaining liabilities or impact related to the sale of the Massachusetts Business; the impacts of natural disasters, potential terrorist attacks or other catastrophic events; the physical impacts of climate change and the transition to a lower carbon future; our ability to manage the financial and operational risks related to achieving our carbon emission reduction goals, including our Net Zero Goal; our debt obligations; any changes to our credit rating or the credit rating of certain of our subsidiaries; any adverse effects related to our equity units; adverse economic and capital market conditions or increases in interest rates; inflation; recessions; economic regulation and the impact of regulatory rate reviews; our ability to obtain expected financial or regulatory outcomes; continuing and potential future impacts from the

COVID-19 pandemic; economic conditions in certain industries; the reliability of customers and suppliers to fulfill their payment and contractual obligations; the ability of our subsidiaries to generate cash; pension funding obligations; potential impairments of goodwill; the outcome of legal and regulatory proceedings, investigations, incidents, claims and litigation; potential remaining liabilities related to the Greater Lawrence Incident; compliance with applicable laws, regulations and tariffs; compliance with environmental laws and the costs of associated liabilities; changes in taxation; and other matters set forth in Item 1, “Business,” Item 1A, “Risk Factors” and Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and matters set forth in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023, some of which risks are beyond our control. In addition, the relative contributions to profitability by each business segment, and the assumptions underlying the forward-looking statements relating thereto, may change over time.

All forward-looking statements are expressly qualified in their entirety by the foregoing cautionary statements. We undertake no obligation to, and expressly disclaim any such obligation to, update or revise any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events or changes to the future results over time or otherwise, except as required by law.

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